      As filed with the Securities and Exchange Commission on May 14, 2001

                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       -----------------------------------


                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  41-1849591
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

                             10900 Wayzata Boulevard
                           Minnetonka, Minnesota 55305
                    (Address of principal executive offices)

                       ----------------------------------

                   METRIS COMPANIES INC. AMENDED AND RESTATED
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)

                       -----------------------------------


                            Lorraine E. Waller, Esq.
              Senior Vice President, General Counsel and Secretary
                              Metris Companies Inc.
                             10900 Wayzata Boulevard
                           Minnetonka, Minnesota 55305
                     (Name and address of agent for service)
                                 (952) 525-5020
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Elizabeth C. Hinck, Esq.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================

--------------------------------------------- --------------- --------------- --------------- --------------
    Title of securities to be registered       Amount to be    Offering price    Aggregate     Registration
                                              registered (1)   per share (2)  offering price        fee
                                                                                    (2)
--------------------------------------------- --------------- --------------- --------------- --------------
Common Stock, $.01 par value, to be issued      2,000,000          $28.04       $56,080,000       $14,020
pursuant to the plan                              shares
--------------------------------------------- --------------- --------------- --------------- --------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average high and low prices of registrant's common stock, as reported on the NYSE on May 9, 2001.

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statements on Form S-8 (File Nos. 333-42961; 333-52627; and 333-36924) which relate to the issuance and sale from time to time of the Registrant's Common Stock under the Registrant's Amended and Restated Long-Term Incentive and Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 14, 2001.

                                         METRIS COMPANIES INC.


                                         By  /s/ Ronald N. Zebeck
                                            ------------------------------------
                                            Ronald N. Zebeck
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2001.

Signature                      Title
---------                      -----

/s/ Ronald N. Zebeck           Chairman of the Board and Chief Executive Officer
---------------------------    (principal executive officer)
Ronald N. Zebeck


/s/ David D. Wesselink         Vice Chairman (principal financial officer)
---------------------------
David D. Wesselink


/s/ Jeffrey D. Grosklags       Senior Vice President, Assistant Secretary
---------------------------    (principal accounting officer)
Jeffrey D. Grosklags


            *                  Director
---------------------------
Lee R. Anderson, Sr.


            *                  Director
---------------------------
C. Hunter Boll


            *                  Director
---------------------------
John A. Cleary


                               Director
---------------------------
Thomas M. Hagerty


            *                  Director
---------------------------
David V. Harkins


            *                  Director
---------------------------
Walter M. Hoff

Signature                      Title
---------                      -----

            *                  Director
---------------------------
Thomas H. Lee


            *                  Director
---------------------------
Derek V. Smith


            *                  Director
---------------------------
Edward B. Speno


            *                  Director
---------------------------
Frank D. Trestman



*By: /s/ Lorraine E. Waller
---------------------------
     Attorney-in-Fact

                                  EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, File No. 1-12351).

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, File No. 333-82007).

4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-3, File No. 333-47066).

4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed August 13, 1999).

5.1      Opinion of Dorsey & Whitney LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Dorsey & Whitney LLP (Contained in Exhibit 5.1).

24.1     Power of Attorney.